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                                                                EXECUTION COPY
                                                                --------------

                                                                 Exhibit 10.26

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                             MANAGEMENT AGREEMENT

                           Dated as of March 5, 2001

                                By and Between

                               AP HOLDINGS, INC.

                                      and

                           HOLBERG INDUSTRIES, INC.

==============================================================================


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                               TABLE OF CONTENTS
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

                                                                           Page
                                                                           ----
ARTICLE I
                MANAGEMENT...................................................1
     Section 1.1 Appointment.................................................1
     Section 1.2 Scope of Services...........................................1
     Section 1.3 Payment.....................................................2
     Section 1.4 Investment Banking..........................................3

ARTICLE II
                CAPACITY; EXCLUSIVITY........................................3
     Section 2.1 Capacity; No Liability......................................3
     Section 2.2 Exclusivity.................................................4

ARTICLE III
                TERMINATION..................................................4
     Section 3.1 Termination.................................................4

ARTICLE IV
                MISCELLANEOUS................................................5
     Section 4.1 Notices.....................................................5
     Section 4.2 Governing Law...............................................6
     Section 4.3 Counterparts................................................6
     Section 4.4 Amendments..................................................6
     Section 4.5 Entire Agreement............................................6
     Section 4.6 Captions....................................................6

                                      (i)

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                             MANAGEMENT AGREEMENT

      MANAGEMENT AGREEMENT ("this Agreement") dated as of March 5, 2001 by and between AP Holdings, Inc., a Delaware corporation (the "Company") and Holberg Industries, Inc., a Delaware corporation (the "Manager").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to have the Manager provide certain management services; and

     WHEREAS, the Manager desires to provide such services.

     NOW, THEREFORE, IT IS AGREED:

                                   ARTICLE I

                                  MANAGEMENT

     Section 1.1 Appointment. The Company hereby appoints the Manager as its manager on the terms and conditions hereinafter set forth and the Manager hereby accepts such appointment.

     Section 1.2 Scope of Services. In relation to each of the Company and each of its Subsidiaries (as defined below), the Manager shall to the extent reasonable and necessary:

     (i) provide such number of non-executive members of the Board of Directors of the Company, including the Chairman, if so requested, as is required to ensure efficient management and control of the Company, such Directors undertaking such functions as are customary for non-executive Directors;

     (ii) take steps and planning measures to ensure at all times employment of an efficient and professional management team;

     (iii)  assist in determining the strategic direction of the Company;

     (iv) to the extent it considers necessary or desirable in the interest of the Company and/or its Subsidiaries, retain professional advisors and consultants, including, without limitation, auditors, legal advisors and attorneys, financial advisors, etc., to perform such expert services as are not included by the preceding and as are not reasonably incidental thereto;

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               (v)    assist in determining the Company's capital structure,
                      maintaining normal relationships with financing sources, and arranging necessary financing, including negotiation of financing documentation;

               (vi) search for, evaluate and present new investment opportunities; and

               (vii) establish and maintain contacts with existing and potential equity investors and other sources of capital.

For purposes of this Agreement, the term "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person or any of its Subsidiaries and "Person" shall mean and include an individual, partnership, joint venture, corporation, trust, unincorporated organization and a governmental or other department or agency thereof.

               Section 1.3 Payment. In consideration of the foregoing services, commencing on January 1, 2001, the Manager shall be entitled to receive an annual management fee, payable in cash quarterly in advance not later than 10 days after the end of each quarter, in an amount equal to the greater of (a) one percent (1%) of Invested Capital (as defined below) and (b) US$2,000,000; provided, however, that

               (i) neither the Manager nor any of its employees shall be entitled to any further fees or emoluments by reason of Board participation or otherwise in connection with rendering such management services, and to the extent the Company or any of its Subsidiaries shall make any such payment, the gross aggregate amount thereof shall be deducted from the aforementioned fee, including, without limitation, payments made (if any) to any of the Manager's officers or employees who are employed directly by the Company;

               (ii) the Manager shall be entitled to reimbursement from the Company for travel expenses reasonably incurred in performing its services hereunder, equitably shared if attributable in part to such services and in part to other activities, provided that the Manager shall seek to invoice the Subsidiary to which such expenses are attributable; and

               (iii) to the extent the Manager has paid for any services as referred to in paragraph (iv) of the preceding Section 1.2, the Manager shall be entitled to prompt reimbursement, but shall seek to apportion such expenses to the Subsidiary to which they are attributable.

For purposes of this Agreement, "Invested Capital" shall mean (a) the sum of (i) aggregate stockholders' equity (less retained earnings), (ii) aggregate indebtedness (including, without

                                      -2-
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limitation, obligations under capital leases, but excluding trade payables and similar items) and (iii) the cumulative change in retained earnings from and after January 1, 2001 minus (b) cash and cash equivalents, each of which in (a) and (b) above shall be calculated on a consolidated basis for the Company and all of its Subsidiaries and shall be measured as of December 31 of each year or such other date as is agreed between the parties.

     Section 1.4 Investment Banking. While the preceding services do not include investment banking activities, the Company and its Subsidiaries may from time to time retain the Manager to perform investment banking services in connection with all debt and equity transactions, acquisitions and disposals, including mergers and demergers, and similar transactions; provided that:

     (i) in the case of the Company and its wholly owned Subsidiaries, if the Board of Directors of the Company determines that the Manager be lacking in expertise or capacity so as to provide a professionally satisfactory service, it shall to such extent be entitled not to appoint the Manager to perform such services;

     (ii) in the case of each Subsidiary that is less than wholly owned, after having considered retaining the Manager, the board of directors or other decision-making portion of such Subsidiary shall be entitled not to appoint the Manager to perform such services, if this is considered by such decision makers to be in such Subsidiary's best interest;

     (iii) the Manager shall be entitled to decline such appointment, but only prior to commencement of such services; and

     (iv) other than as reimbursement from time to time agreed for out-of-pocket expenses, the Manager shall only be remunerated for its services if the transaction to which they relate is consummated, and then on such basis as is customary and reasonable for the type of transaction in question in the relevant market, as determined by the Board of Directors of the Company, or, in the case of a Subsidiary that is less than wholly owned by the Company or one of its wholly owned Subsidiaries, the board of directors or other decision-making party of such Subsidiary.

                                  ARTICLE II

                             CAPACITY; EXCLUSIVITY

     Section 2.1 Capacity; No Liability. In performing its services hereunder, the Manager shall to reasonable extent ensure that it shall at all times have adequate expertise and capacity to perform such services in a professionally satisfactory manner, provided that:

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               (i)    if the Manager shall at any time have inadequate expertise and/or capacity, the Manager shall be entitled to attribute priority and allocate available expertise and capacity in such manner as it considers fair and reasonable, as if all functions to be performed for the Company, its Subsidiaries, the Manager's own activities and other clients of the Manager were to be performed for the same principal; and

               (ii) absent gross negligence and willful misconduct, the Manager shall have no liability of whatsoever nature to the Company and/or its Subsidiaries in connection with rendering services hereunder or otherwise in connection herewith, and the Company shall on a continuing basis, as and when required by the Manager, to the fullest extent save and render the Manager harmless against all liability and cost which any third party may seek to impose on the Manager by reason of its functions hereunder for the Company and its Subsidiaries, subject to the Manager from time to time rendering a full account as to such liability and cost, such that the Company shall ultimately only bear such net liability and cost, without deduction for any counterclaim that the Manager may successfully make on its own behalf.

               Section 2.2 Exclusivity. The Manager shall for the duration hereof refrain from conducting activities on its own behalf or on behalf of others, which are similar to those of the Company and its Subsidiaries, unless the Manager shall reasonably consider that no conflicting interest would arise by reason of such conduct.


                                  ARTICLE III

                                  TERMINATION

               Section 3.1 Termination. This Agreement shall terminate on December 31, 2012; provided, however, that this Agreement shall be automatically renewed for one additional five-year term terminating on December 31, 2017 unless either party hereto gives the other party written notice no later than June 30, 2012 of its intention to terminate this Agreement. Notwithstanding anything in the foregoing to the contrary, this Agreement may be terminated:

               (i) by the Company, if the Manager shall fail to perform its obligations hereunder in such manner as shall constitute willful misconduct or gross negligence;

               (ii) by the Company, if the Manager shall be rendered incapable of performing its functions hereunder and the Company shall reasonably anticipate that such total incapacity will endure for a period of at least three months;

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          (iii) by either party, if the other party shall be adjudicated as insolvent by a competent court of first instance, or shall admit its general inability to discharge its obligations as and when they fall due to be discharged, or shall generally cease so to discharge its obligations, or shall otherwise become insolvent; or

          (iv) by either party upon giving the other party six (6) months' written notice;

          but not for any other reason.


                                  ARTICLE IV

                                 MISCELLANEOUS

          Section 4.1 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

          If to the Company, to:

               AP Holdings, Inc.
               900 North Michigan Avenue
               Suite 1600
               Chicago, Illinois 60611

               Attention: Chief Financial Officer
               Fax: (312) 640-6160

          If to the Manager, to:

               Holberg Industries, Inc.
               545 Steamboat Road
               Greenwich, CT

               Attention: Chief Financial Officer
               Fax: (203) 661-5756

          And all correspondence with a copy to:

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               White & Case LLP
               1155 Avenue of the Americas
               New York, NY 10036

               Attention: Timothy B. Goodell, Esq.
               Fax: (212) 354-8113

or to such other address as any such party hereto may, from time to time, designate in writing to the other party hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

          Section 4.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          Section 4.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          Section 4.4 Amendments. This Agreement may be changed or terminated and any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the Company and the Manager.

          Section 4.5 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

          Section 4.6 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                           [Signature page follows]

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          IN WITNESS WHEREOF, each of the parties hereto has caused its name to be hereunto subscribed by its representative thereunto duly authorized all as of the day and year first above written.

                                  HOLBERG INDUSTRIES, INC.

                                  By:
                                      ------------------------------------------
                                      Name:  Gunnar Klintberg
                                      Title: Secretary


                                  AP HOLDINGS, INC.

                                  By:
                                      ------------------------------------------
                                      Name:  John V. Holten
                                      Title: President & Chief Executive Officer